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                                                                   Exhibit 10.17

                   FIRST AMENDMENT TO REIMBURSEMENT AGREEMENT

     THIS FIRST AMENDMENT TO REIMBURSEMENT AGREEMENT (the "Amendment") dated as of December 29, 2003 by and between ANGIODYNAMICS, INC., a Delaware corporation, with its principal place of business at 603 Queensbury Avenue, Queensbury, New York 12804 (the "Company"), and KEYBANK NATIONAL ASSOCIATION, a national banking association, having an office at 66 South Pearl Street, Albany, New York 12207 (the "Bank");

                              W I T N E S S E T H:

     WHEREAS, in connection with the issuance of the Letter of Credit (as hereinafter defined), the Company and the Bank executed and delivered a certain reimbursement agreement dated as of August 1, 2002 (the "Reimbursement Agreement") (all terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Reimbursement Agreement); and

     WHEREAS, the parties desire to modify the Reimbursement Agreement in the manner hereinafter set forth; and

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Section 1.1 of the Reimbursement Agreement is hereby amended to include the following defined terms to appear in their proper alphabetical order with Section 1.1:

     "Senior Funded Indebtedness" shall mean total Indebtedness less any subordinated Indebtedness.

     "Senior Leverage Ratio" shall mean the ratio of the Company's (i) Senior Funded Indebtedness to (ii) EBITDA less Unfunded Capital Expenditures, calculated in accordance with GAAP.

     2. Section 1.1 of the Reimbursement Agreement is hereby amended to delete the defined terms "Interest Coverage Ratio" and "Funded Debt Ratio".

     3. All references in the Reimbursement Agreement to the term "Funded Debt Ratio" shall be amended to instead refer to "Senior Leverage Ratio".

     4. Subsection (b) of Section 6.25 of the Reimbursement Agreement is hereby amended and restated in its entirety to read as follows:

          "(b) The Company shall not allow its Senior Leverage Ratio to exceed
          2.75 to 1.00 calculated as of each May 31st and November 30/th/ based upon the most recently concluded four fiscal quarters of the Company.

     5.   The Company hereby represents and warrants as follows:

          (i) no Event of Default has occurred and no event has occurred with which the passage of time or the giving of notice or both would constitute an Event of Default;

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          (ii)  there exist no defenses or offsets to the obligations of the
Company under the Reimbursement Agreement; and

          (iv) the execution and delivery of this Amendment have been approved by all necessary corporate action on the part of the Company.

     6. As modified hereby, all of the terms, provisions and conditions of the Loan Agreement are hereby ratified and confirmed.

     7. The Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

                                        ANGIODYNAMICS, INC.


                                        By: /s/ Joseph G. Gerardi
                                           -------------------------------------
                                            Joseph G. Gerardi, Vice President
                                            and Controller


                                        KEYBANK NATIONAL ASSOCIATION


                                        By: /s/ Bryant J. Cassella
                                           -------------------------------------
                                            Bryant J. Cassella, Senior Vice
                                            President